                                                                Exhibit 3.1

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                               CONDOR TECHNOLOGY, INC.

         The undersigned officer of CONDOR TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation as follows:

         FIRST:    The name of the Corporation is

                               Condor Technology, Inc.

         SECOND:   The Certificate of Incorporation of the Corporation was
originally filed in the Office of the Secretary of State of the State of Delaware on August 12, 1996 under the name of "The Condor Group, Inc." The Corporation filed a Certificate of Amendment on November 22, 1996 increasing the number of authorized shares of Common Stock. The Corporation filed a Certificate of Amendment on January 8, 1997 changing its name from "The Condor Group, Inc." to "Condor Technology Group, Inc." The Company filed an Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware on May 9, 1997 changing its name from "Condor Technology Group, Inc." to "Condor Technology, Inc."

         THIRD:    This Amended and Restated Certificate of Incorporation was
duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, the Board of Directors having duly adopted resolutions setting forth and declaring advisable this Amended and Restated Certificate of Incorporation, and in lieu of a vote of stockholders, written consent to this Amended and Restated Certificate of Incorporation having been given by holders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, with prompt notice of the taking of such action having been given to those holders who have not consented in writing, all in accordance with Section 228 of the Delaware General Corporation Law.

         FOURTH:   This Amended and Restated Certificate of Incorporation is
being filed pursuant to Sections 242 and 245 of the Delaware General Corporation Law in order to amend and restate the Amended and Restated Certificate of Incorporation of the Corporation.

         FIFTH:    The Amended and Restated Certificate of Incorporation of the
Corporation is hereby amended and restated in its entirety as follows:

                                     ARTICLE ONE

         The name of the Corporation is:

                          Condor Technology Solutions, Inc.

                                     ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                     ARTICLE FOUR

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million ( 50,000,000) shares, of which one million (1,000,000) shares, designated as Preferred Stock, shall have a par value of one cent ($.01) per share (the "Preferred Stock"), forty-nine million (49,000,000) shares, designated as Common Stock, shall have a par value of one cent ($.01) per share (the"Common Stock"); of such Common Stock, five million
(5,000,000) shares shall be designated as Restricted Common Stock (the "Restricted Common Stock").

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

                                   PREFERRED STOCK

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

                                     COMMON STOCK

         1.   Dividends.

         Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock, including the Restricted Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.
All dividends on the Common Stock shall be paid pari passu with dividends on the Restricted Common Stock.

         2.   Liquidation.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of the Common Stock and the Restricted Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Common Stock held by them respectively.

         3.   Voting Rights.

         Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock and the Restricted Common Stock. Except as otherwise required by law, each holder of shares of Restricted Common Stock shall be entitled to 0.2 of a vote for each share of Restricted Common Stock standing in such holder's name on the books of the Corporation. The holders of shares of Restricted Common Stock shall have no right to vote separately as a class except as specifically
required by law.   Each holder of shares of Common Stock (other than Restricted
Common Stock) shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation.

         4.   Conversion of the Restricted Common Stock

         Each share of Restricted Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of a transfer or sale of such share of Restricted Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986)), (b) in the event, following the Corporation's initial public offering of Common Stock, any person or group of persons acting in concert acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation or (c) in the event, following the Corporation's initial public offering of Common Stock, any person or group of persons acting in concert offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation. After December 1, 1998, the Corporation may elect to covert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

                                     ARTICLE FIVE

         1.   Board of Directors.

         Effective upon the closing of the Corporation's initial public offering of Common Stock, the directors shall be classified with respect to the time for which they shall severally hold office into three classes as nearly equal in number as possible. The Class I directors shall be elected to hold office for an initial term expiring at the 1998 annual meeting of stockholders, the Class II directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of stockholders and the Class III directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of stockholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

         2.   Vacancies.

         Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

         3.   Amendment and Repeal of ARTICLE FIVE.

         Notwithstanding any provision of this Amended and Restated Certificate of Incorporation and of the By-Laws, and notwithstanding the fact that a lesser percentage may be specified by Delaware law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of the holders of 66-2/3 percent of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provision of this ARTICLE FIVE or to adopt any provision inconsistent with this ARTICLE FIVE. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be sufficient to amend or repeal any provision of this ARTICLE FIVE or adopt any provision inconsistent with this ARTICLE FIVE.


                                     ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation.


                                    ARTICLE SEVEN

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                    ARTICLE EIGHT

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                                     ARTICLE NINE

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

    IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 1st day of October, 1997.


                        CONDOR TECHNOLOGY, INC.


                        By:  /s/ J. Marshall Coleman
                             ------------------------------------
                             Name:  J. Marshall Coleman
                             Title:  Chairman